Exhibit 23.2

(graphic omitted)

                        RAICHE ENDE MALTER & CO. LLP

1375 Broadway             90 Merrick Avenue             330 Fifth Avenue
New York, New York 10018  East Meadow, New York 11554   New York, New York 10001
212.944.4433              516.228.900                   212.686.2224
212.944.5404 (fax)        516.228.9122 (fax)            212.481.3274 (fax)
cpa@rem-co.com
------------------------------------------------------------------------------
CERTIFIED PUBLIC ACCOUNTANTS









                         CONSENT OF RAICH ENDE MALTER & CO. LLP
                        (INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS)



     We consent to the use in the Registration Statement of Florham Consulting Corp. on Form SB-2 under the Securities Act of 1933 of our report dated April 19, 2007 on the financial statements of Florham Consulting Corp. as of December 31, 2005 and 2006 and for the period from February 9, 2005 (inception) to December 31, 2005 and for the year ended December 31, 2006, and to the reference to our firm under the heading "Experts" in the Prospectus.



/s/ Raich Ende Malter & Co. LLP
Raich Ende Malter & Co. LLP

New York, New York
April 19, 2007